UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2009
EMAGEON INC.

(Exact name of registrant as specified in charter)

Delaware	0-51149	63-1240138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Corporate Drive, Suite 200, Birmingham, Alabama	35242

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (205) 980-9222
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     On February 12, 2009, Emageon Inc. (“Emageon”) terminated that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 13, 2008 and amended as of December 29, 2008, by and among Health Systems Solutions, Inc. (“HSS”), HSS Acquisition Corp. and Emageon. The Merger Agreement was terminated pursuant to Sections 7.4(a) and 7.4(c) thereof as a result of the failure by HSS to receive all necessary financing on or before the designated closing date of February 11, 2009.
     A description of the terms and conditions of the Merger Agreement is included in Emageon’s Current Reports on Form 8-K filed on October 14, 2008 and December 30, 2008 and is incorporated herein by reference.
ITEM 7.01 REGULATION FD DISCLOSURE
     On February 13, 2009, Emageon issued a press release announcing the receipt of the $9 million that had been placed in escrow by HSS in connection with the transactions contemplated by the Merger Agreement, and the termination of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 13, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGEON INC. (Registrant)
By:	/s/ John W. Wilhoite
John W. Wilhoite
Chief Financial Officer

Date: February 13, 2009